[JOHN HANCOCK(R) LOGO]              JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)
                                              HOME OFFICE:  Bloomfield Hills, MI

THIS IS A LEGAL CONTRACT - READ IT CAREFULLY.

This Contract is issued in consideration of the Payments. John Hancock Life Insurance Company (U.S.A.), a stock company, agrees to pay the benefits of this Contract in accordance with its terms.

VARIABLE ACCOUNT PROVISIONS

ANNUITY PAYMENTS AND OTHER VALUES PROVIDED BY THIS CONTRACT WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT ARE VARIABLE AND NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. DETAILS OF THE VARIABLE ACCOUNT PROVISIONS BEGIN ON PAGE 6.

RIGHT TO REVIEW

You may cancel the Contract by returning it to our Annuities Service Center or the registered representative who sold it to you at any time within [10] days after receipt of the Contract. Within 7 days of receipt of the Contract by us, we will pay the Contract Value computed at the end of the Business Day on which the Contract is received by us plus the sum of all fees and charges deducted from the gross Payments to the Owner.

When the Contract is issued as an individual retirement annuity, during the first 7 days of this [10] day period, we will return the greater of (i) Contract Value computed at the end of the Business Day on which the Contract is received by us plus the sum of all fees and charges deducted from the gross Payments or
(ii) sum of all Payments less any Withdrawals.

SIGNED FOR THE COMPANY at its Main Administration Office in Boston, Massachusetts, on the Contract Date.

[/s/ James R. Boyle]                    [/s/ Emanuel Alves]
[James R. Boyle], President             [Emanuel Alves], Secretary

FLEXIBLE PAYMENT DEFERRED VARIABLE ANNUITY

Variable Accumulation prior to Annuity Commencement Date
Variable and Fixed Annuity Options
Death Benefit Proceeds Payable prior to Annuity Commencement Date
Withdrawal Charge Waiver Benefit
Non-Participating

ANNUITIES SERVICE CENTER:

[P.O. Box 9505 Portsmouth, NH 03802-9505] [1-800-344-1029] [www.jhannuities.com]

OVERNIGHT MAILING ADDRESS:

[164 Corporate Drive Portsmouth, NH 03801-6815]

[ISSUE STATE] INSURANCE DEPARTMENT TELEPHONE NUMBER: [XXX-XX-XXXX]

ICC11-VENTURE.11                                                          SAMPLE

                                                               Table of Contents

Specifications Pages.....................................................    S.1

Part  1 - Definitions....................................................      1

Part  2 - Parties to the Contract........................................      4

Part  3 - Payments.......................................................      5

Part  4 - Fees And Deductions............................................      6

Part  5 - Variable Account Provisions....................................      6

Part  6 - Transfers......................................................      8

Part  7 - Withdrawal Provisions..........................................      9

Part  8 - Death Benefits.................................................     10

Part  9 - Contract Maturity..............................................     12

Part 10 - Annuity Payments...............................................     13

Part 11- Annuity Options.................................................     14

Part 12 - General Provisions.............................................     14

Part 13 - Contract Termination...........................................     16

INTRODUCTION

This is a flexible payment deferred variable annuity contract. This Contract provides that, prior to the Annuity Commencement Date, the Contract Value will accumulate on a variable basis. You allocate Payments among one or more Investment Options. The initial Investment Options are identified on the Specifications Pages. The Contract Value will vary with the investment performance of your Investment Account. Subject to the provisions of the Contract, you may take withdrawals and transfer amounts among the Investment Options.

After the Annuity Commencement Date, Annuity Payments may be either fixed or variable, or a combination of fixed and variable. If you select Annuity Payments on a variable basis, the payment amount will vary with the investment performance of the Variable Account.

If the Owner (Annuitant if the Owner is not an individual) dies while this Contract is in effect prior to the Annuity Commencement Date, we will pay a Death Benefit to the Beneficiary upon receipt of all required claim forms and proof of death of the Owner at the Annuities Service Center.

ICC11-VENTURE.11                                                          SAMPLE

PART 1                        DEFINITIONS
------                        -----------
WE AND YOU                    "We", "us" and "our" means the Company.  "You" or "your" means the Owner of this Contract.

ACCUMULATION UNIT             A unit of measure that is used to calculate the value of the
                              Variable Account of this Contract before the Annuity
                              Commencement Date.

ANNUITANT                     Any individual person or persons whose life is used to
                              determine the duration of Annuity Payments involving life
                              contingencies.  The Annuitant is as designated on the
                              Specifications Pages, unless changed.

ANNUITIES SERVICE CENTER      Any office designated by us for the receipt of Payments and processing of Owner requests.

ANNUITY COMMENCEMENT DATE     The date Annuity Payments begin.  This date may not be earlier than six months following the Contract Date or later than the
                              Maturity Date.

ANNUITY OPTION                The method selected by you for Annuity Payments made by us.

ANNUITY PAYMENT(S)            Payment(s) by us to you, in accordance with the Annuity Option elected under the terms of this Contract.

ANNUITY UNIT                  A unit of measure that is used after the Annuity Commencement
                              Date to calculate Variable Annuity payments.

BENEFICIARY                   The person, persons or entity to whom certain benefits are payable following the death of an Owner, or in certain
                              circumstances, an Annuitant.

BUSINESS DAY                  Any date on which the New York Stock Exchange is open for
                              business and the net asset value of a Portfolio is determined.

COMPANY                       The insurance company named on the first page of this Contract
                              (or any successor insurance company named by endorsement to this Contract) that will pay benefits in accordance with this
                              Contract.

CONTRACT ANNIVERSARY          The annual anniversary of the Contract beginning twelve months from the Contract Date and each year thereafter.

CONTRACT DATE                 The date of issue of this Contract as designated on the
                              Specifications Pages.

CONTRACT VALUE                The total of your Investment Account Values.

CONTRACT YEAR                 The period of time measured twelve consecutive months from the
                              Contract Date or any Contract Anniversary thereafter.

CONTINGENT BENEFICIARY        The person, persons or entity who becomes the Beneficiary if the Beneficiary is not alive.

CUMULATIVE VALUE              The Contract Value of this Contract plus the contract value of any other variable annuity contract issued by the Company or any of its affiliates that is in its accumulation phase and has the same owner or annuitant as this Contract.

ICC11-VENTURE.11                                                          SAMPLE

ENDORSEMENT                   An Endorsement modifies the contract to which it is attached.
                              Endorsements must be signed by an officer of the Company in order to be effective.

FIXED ANNUITY                 An Annuity Option with payments which are predetermined and guaranteed as to dollar amount.

GOOD ORDER                    The standard we apply when we determine whether an instruction is satisfactory.  An instruction will be considered in Good
                              Order if it is received at our Annuities Service Center:  (a)
                              in a manner that is satisfactory to us such that it is
                              sufficiently complete and clear that we do not need to
                              exercise any discretion to follow such instruction and
                              complies with all relevant laws and regulations and Company requirements; (b) on specific forms, or by other means we then permit (such as via telephone or electronic submission);
                              and/or (c) with any signatures and dates we may require.  We will notify you if an instruction is not in Good Order.

INTERNAL REVENUE CODE (IRC)   The Internal Revenue Code of 1986, as amended from time to time, and any successor statute of similar purpose.

INVESTMENT ACCOUNT            An account established by us which represents your interest in an Investment Option prior to the Annuity Commencement Date.

INVESTMENT ACCOUNT VALUE      The value of your investment in an Investment Account.

INVESTMENT OPTIONS            The Subaccount(s) of the Variable Account.  The Investment
                              Options available under this Contract at issue are shown on the Specifications Pages.

MATURITY DATE                 The latest date on which annuity benefits may commence.  It is the date listed on the Specifications Pages, unless changed.
                              In no event shall the Maturity Date be later than age 105 of the oldest Annuitant.

NET PAYMENT                   The Payment less the amount of premium tax, if any, deducted from the Payment.

NET SURRENDER VALUE           The Surrender Value less any amount withheld by us for income taxes.

NON-QUALIFIED CONTRACTS       Contracts which are not issued under Qualified Plans.

OWNER                         The person, persons or entity entitled to the ownership rights under this Contract.  The Owner is as designated on the
                              Specifications Pages, unless changed.

PORTFOLIO                     The investment choices available to the Variable Account.

PAYMENT                       An amount paid to us by you as consideration for the benefits provided by this Contract.

QUALIFIED CONTRACTS           Contracts issued under Qualified Plans.

QUALIFIED PLANS               Retirement plans which receive favorable tax treatment under sections 401, 403, 408 or 457, of the Internal Revenue Code of
                              1986, as amended.

RIDER                         A rider provides an optional benefit, which may result in an additional charge to the Contract.  A rider supplements the contract to which it is attached. Riders must be signed by an officer of the Company in order to be effective.

ICC11-VENTURE.11                                                          SAMPLE

SEPARATE ACCOUNT              A segregated account of the Company that is not commingled with our general assets and obligations.

SUBACCOUNT(S)                 A division of the Variable Account.  Each Subaccount is
                              invested in shares of a different Portfolio.

SURRENDER VALUE               The Contract Value on any Valuation Date, less, if applicable, any contract fees, any rider charges, any deduction for
                              premium taxes or similar taxes, and any Withdrawal Charge.

VALUATION PERIOD              Any period from one Business Day to the next, measured from the time on each such day that the net asset value of each
                              Portfolio is determined.

VARIABLE ACCOUNT              The Company's Separate Account as shown on the Specifications
                              Pages.

VARIABLE ANNUITY              An Annuity Option with payments which: (1) are not
                              predetermined or guaranteed as to dollar amount; and (2) vary in relation to the investment experience of one or more
                              specified variable Subaccounts.

WITHDRAWAL AMOUNT             The amount deducted from the Contract Value when you take a withdrawal.  This amount is the total of the amount paid to you plus the following, if applicable:  any contract fees, any rider charges, any deduction for premium taxes or similar
                              taxes, any amount for income taxes resulting from the
                              withdrawal, and any Withdrawal Charges.  The Withdrawal Amount
                              may not exceed the Contract Value.

WRITTEN REQUEST               A notice provided in a form acceptable to Us based on the type of request and received in Good Order at our Annuities Service
                              Center.

ICC11-VENTURE.11                                                          SAMPLE

PART 2                        PARTIES TO THE CONTRACT
------                        -----------------------
OWNER                         Before the Annuity Commencement Date, the Owner of this
                              Contract shall be the person, persons or entity designated on the Specifications Pages or the latest change filed with
                              us. A co-Owner is not permitted under this Contract if any
                              Owner is an entity. On the Annuity Commencement Date the
                              Annuitant will become the Owner of this Contract, unless
                              the Owner is a trust or custodian. If amounts become
                              payable to the Beneficiary under this Contract, the
                              Beneficiary becomes the Owner of this Contract.  Unless
                              indicated otherwise, references to the Owner will also
                              include the co-Owner.

ANNUITANT                     The Annuitant is the person designated as such on the
                              Specifications Pages or the latest change filed with us.
                              If you name more than one Annuitant, the second Annuitant
                              is referred to as the co-Annuitant.  Unless indicated
                              otherwise, references to the Annuitant will also include
                              the co-Annuitant.

BENEFICIARY                   The Beneficiary is as designated on the Specifications
                              Pages, unless changed. However, if there is a surviving
                              Owner, that person will be treated as the Beneficiary.  If no such Beneficiary is living, the Beneficiary is the
                              Contingent Beneficiary.  If no Beneficiary or Contingent
                              Beneficiary is living, the Beneficiary is the estate of the deceased Owner.

CHANGE OF OWNER, ANNUITANT,   Subject to the rights of an irrevocable Beneficiary, you
BENEFICIARY                   may change the Owner, Annuitant, or Beneficiary by Written
                              Request.  Any change will take effect on the date the
                              request is signed. Any change of Owner or Annuitant is
                              subject to our issue age limitations based on age at the
                              date of the change.  The Annuitant may not be changed after the Annuity Commencement Date.  You need not send us the
                              Contract unless we request it. We will not be liable for
                              any payments or actions we take before the Written Request is received.

                              The addition of any Owner may result in the resetting of
                              the Guaranteed Minimum Death Benefit to an amount equal to the Contract Value as of the date of such change. For
                              purposes of subsequent calculations of the Guaranteed
                              Minimum Death Benefit, we will treat the Contract Value on the date of the change as a Payment made on that date. In
                              addition, all anniversary values, all Payments made and all amounts deducted in connection with partial withdrawals
                              prior to the date of the addition of the Owner will not be considered in the determination of the Guaranteed Minimum
                              Death Benefit.

                              The substitution of any Owner will result in the resetting of the Death Benefit to an amount equal to the Contract
                              Value and the Guaranteed Minimum Death Benefit will no
                              longer apply.  This paragraph will not apply if:

                              (a)   the new Owner is a guardian, a custodian or a trust
                                    established for the sole benefit of the previous Owner;
                                    or

                              (b)   the new Owner is an individual and the previous Owner
                                    was a guardian, a custodian or a trust established for
                                    the sole benefit of that individual; or

                              (c)   the change is from one guardian, custodian or trust
                                    established for the sole benefit of an individual to
                                    another guardian, custodian or trust established for the
                                    sole benefit of that individual; or

                              (d) Ownership is transferred to the Owner's spouse following the death of the Owner.

                              If any Annuitant is changed and any Owner is not an
                              individual, the entire interest in the Contract must be
                              distributed to the Owner within five years of the change.

ICC11-VENTURE.11                                                          SAMPLE

ASSIGNMENT                    You may assign this Contract, except as otherwise provided,
                              at any time prior to the Annuity Commencement Date.   No
                              assignment will be binding on us unless it is in the form
                              of a Written Request.  We will not be liable for any
                              payments made or actions we take before the assignment is
                              accepted by us.  An absolute assignment will revoke the
                              interest of any revocable Beneficiary.  We will not be
                              responsible for the validity of any assignment.

                              An assignment of the Contract will result in the resetting of the Death Benefit to an amount equal to the Contract
                              Value.  Any Payments made and amounts deducted in
                              connection with partial withdrawals will not be considered in the determination of the Death Benefit, except for the
                              impact of those transactions on the Contract Value.  This
                              paragraph will not apply if:

                              (a)   the Contract is assigned to a guardian, a custodian
                                    or a trust established for the sole benefit of the
                                    previous Owner; or

                              (b)   the assignment is for purposes of a tax qualified
                                    exchange.

                              If this Contract is issued in a Qualified Plan, this
                              Contract is subject to assignment restrictions for Federal
                              Income Tax purposes.  In such event, this Contract shall
                              not be sold, assigned, discounted, or pledged as collateral for a loan or as security for the performance of an
                              obligation or for any other purpose, to any person other
                              than us.

PART 3                        PAYMENTS
------                        --------
GENERAL                       The Contract is not effective until the Initial Payment is received by us at our Annuities Service Center or such
                              other place designated by us.  All Payments under this
                              Contract are payable at our Annuities Service Center or
                              such other place as we may designate.

PAYMENT LIMITS                The Initial Payment is shown on the Specifications Pages.
                              Each additional Payment must be at least equal to the
                              Minimum Additional Payment Amount shown on the
                              Specifications Pages. If a Payment would cause the
                              Cumulative Value on the date of such Payment to exceed the
                              Maximum Amount shown on the Specifications Pages, or the
                              Cumulative Value on the date of such Payment already exceeds the Maximum Amount, no additional Payments will be accepted without our prior approval. Additional limits may apply
                              based on your election of an optional Rider or optional
                              benefit. Any such limits are described in the Rider or on
                              the Specifications Pages.

                              Upon notice, we have the right to refuse or limit
                              subsequent Payments after the first Contract Year in a
                              manner that is not discriminatory.

ALLOCATION OF NET PAYMENTS    When we receive Payments, the Net Payments will be
                              allocated among Investment Options in accordance with the
                              allocation percentages shown on the Specifications Pages.
                              You may change the allocation of subsequent Net Payments at any time, without charge, by Written Request.

ICC11-VENTURE.11                                                          SAMPLE

PART 4                        FEES AND DEDUCTIONS
------                        --------------------
CONTRACT ASSET FEE            To compensate us for assuming mortality and expense risks, and administration expenses, we deduct from each variable
                              Investment Option a fee each Valuation Period at an annual rate set forth on the Specifications Pages.  A portion of
                              this Asset Fee may also be used to reimburse us for
                              distribution expenses.  This fee is reflected in the Net
                              Investment Factor used to determine the value of
                              Accumulation Units and Annuity Units of the Contract.

ANNUAL CONTRACT FEE           To compensate us for assuming administration expenses, we
                              charge an Annual Contract Fee as set forth on the
                              Specifications Pages.  Prior to the Annuity Commencement
                              Date, the Annual Contract Fee is deducted on each Contract
                              Anniversary.  We withdraw the Annual Contract Fee from each
                              Investment Option in the same proportion that the value of the Investment Accounts of each Investment Option bears to the Contract Value.  If the Contract Value is totally
                              withdrawn on any date other than the Contract Anniversary, we will deduct the total amount of the Annual Contract Fee from the amount paid.  After the Annuity Commencement Date, we deduct the Annual Contract Fee on a pro rata basis from each Annuity Payment.

TAXES                         We reserve the right to charge certain taxes against your
                              Payments (either at the time of payment or liquidation due to withdrawals, annuitization or death benefit), or against the Contract Value, Death Benefit proceeds, or Annuity
                              Payments, as appropriate.  Such taxes may include premium
                              taxes or other taxes levied by any government entity which we, in our sole discretion, determine have resulted from
                              the establishment or maintenance of the Variable Account,
                              or from the receipt by us of Payments, or from the issuance of this Contract, or from the commencement or continuance
                              of Annuity Payments under this Contract.

RIDER FEE(S)                  We charge an additional fee to compensate us for the
                              additional benefits provided by any optional benefit riders elected by you.  The Rider Fee for each rider you elect is shown on the Specifications Pages or in the Rider.  Rider
                              Fees are deducted as described in the applicable benefit
                              Rider issued by us.

PART 5                        VARIABLE ACCOUNT PROVISIONS
------                        ---------------------------
INVESTMENT ACCOUNT            We will establish a separate Investment Account for you for each variable Investment Option to which you allocate
                              amounts.   The Investment Account represents the number of
                              your Accumulation Units in an Investment Option.

INVESTMENT ACCOUNT VALUE      The Investment Account Value of an Investment Account is
                              determined by (a) times (b) where:

                              (a)   equals the number of Accumulation Units credited to the
                                    Investment Account; and;

                              (b)   equals the value of the appropriate Accumulation Unit.

ACCUMULATION UNITS            We will credit Net Payments to your Investment Accounts in the form of Accumulation Units.  The number of Accumulation
                              Units we will credit to each Investment Account of the
                              Contract will be determined by dividing the Net Payment
                              allocated to that Investment Account by the Accumulation
                              Unit value for that Investment Account.

ICC11-VENTURE.11                                                          SAMPLE

                              Accumulation Units will be adjusted for any transfers and
                              will be canceled on payment of a death benefit, withdrawal, maturity or assessment of certain charges based on their
                              value for the Business Day on which such transaction occurs.

VALUE OF ACCUMULATION UNIT    We will determine the Accumulation Unit value for a
                              particular Investment Account for any Business Day by
                              multiplying the Accumulation Unit value for the immediately preceding Business Day by the net investment factor for the
                              Valuation Period for which the value is being determined.
                              The value of an Accumulation Unit may increase, decrease or remain the same from one Business Day to the next.

NET INVESTMENT FACTOR         The net investment factor is an index that measures the
                              investment performance of a Subaccount from one Business
                              Day to the next (" the Valuation Period").  The net
                              investment factor for any Valuation Period is determined by dividing (a) by (b) and subtracting (c) from the result
                              where:

                              (a)   is the net result of:

                                    (i)   the net asset value per share of a Portfolio share
                                          held in the Subaccount determined as of the end of
                                          the current Valuation Period, plus

                                    (ii)  the per share amount of any dividend or capital gain distributions made by the Portfolio on shares held
                                          in the Subaccount and received during the current
                                          Valuation Period; and

                              (b)   is the net asset value per share of a Portfolio share
                                    held in the Subaccount determined as of the end of the
                                    immediately preceding Valuation Period; and

                              (c)   is the Contract Asset Fee shown on the Specifications
                                    Pages divided by 365 and multiplied by the number of
                                    calendar days in the Valuation Period.

                              The net investment factor may be greater or less than, or
                              equal to, one.

ADDITION, DELETION,           We reserve the right, subject to compliance with applicable
SUBSTITUTION OR RESTRICTION   law, to make additions to, deletions from, or substitutions
OF INVESTMENT OPTIONS         for the Portfolio shares that are held by the Variable
                              Account or that the Variable Account may purchase.  We
                              reserve the right to eliminate the shares of any of the
                              eligible Portfolios and to substitute shares of another
                              Portfolio.  We will not substitute any shares attributable to your interest in a Subaccount without notice to you and prior approval of the Securities and Exchange Commission to the extent required by the Investment Company Act of 1940.
                              Nothing contained herein shall prevent the Variable Account from purchasing other securities for other series or
                              classes of contracts, or from effecting a conversion
                              between shares of another open-end investment company.

                              We reserve the right, subject to compliance with applicable law, to establish additional Subaccounts which would invest in shares of a new Portfolio.  We also reserve the right to eliminate existing Subaccounts, to restrict or prohibit
                              additional allocations to a Subaccount, to combine
                              Subaccounts or to transfer assets in a Subaccount to
                              another Separate Account established by us or an affiliated company.  In the event of any such substitution or change, we may, by appropriate endorsement, make such changes in
                              this and other Contracts as may be necessary or appropriate to reflect such substitutions or change.  If deemed by us
                              to be in the best interests of persons having voting rights under the Contracts, the Variable Account may be operated
                              as a management company under the Investment Company Act of
                              1940 or it may be de-registered under such Act in the event such registration is no longer required.

ICC11-VENTURE.11                                                          SAMPLE

INSULATION                    The portion of the assets of the Variable Account equal to the reserves and other contract liabilities with respect to such account shall not be  charged with liabilities arising out of any other business we may conduct.  Moreover, the
                              income, gains and losses, realized or unrealized, from
                              assets allocated to the Variable Account shall be credited to or charged against such account without regard to our
                              other income, gains or losses.

PART 6                        TRANSFERS
------                        ---------
TRANSFERS BEFORE ANNUITY      While this Contract is in effect prior to the Annuity
COMMENCEMENT DATE             Commencement Date, you may transfer amounts among the
                              Investment Accounts of the Contract, subject to the
                              limitations below.  Amounts will be canceled from the
                              Investment Accounts from which amounts are transferred and credited to the Investment Account to which amounts are
                              transferred.  We will effect such transfers so that the
                              Contract Value on the date of transfer will not be affected by the transfer.

                              You must transfer at least the Minimum Transfer Amount
                              shown on the Specifications Pages or, if less, the entire
                              amount in the Investment Account each time you make a
                              transfer.  If, after the transfer, the amount remaining in the Investment Account from which the transfer is made is
                              less than Minimum Investment Account Value shown on the
                              Specifications Pages, then we will transfer the entire
                              amount instead of the requested amount.

                              We reserve the right, upon notice, to limit the number of
                              transfers that can be made per Contract Year.  Should we
                              limit the number of transfers, such limit will be no less
                              than the Minimum Number of Transfers Per Contract Year
                              shown in the Transfers Before Annuity Commencement Date
                              section on the Specifications Pages.

                              We also reserve the right, upon notice, to impose a
                              transaction charge for transfers.  Such charge will not
                              exceed the Transfer Charge shown on the Specifications
                              Pages.

TRANSFERS ON OR AFTER         Once variable Annuity Payments have begun, you may transfer
ANNUITY COMMENCEMENT DATE     all or part of the investment upon which your variable
                              Annuity Payments are based from one Subaccount to another.
                              To do this, we will convert the number of variable Annuity
                              Units you hold in the Subaccount from which you are
                              transferring to a number of variable Annuity Units of the
                              Subaccount to which you are transferring so that the next
                              Annuity Payment, if it were made at that time, would be the same amount that it would have been without the transfer.
                              After the transfer, the variable Annuity Payments will
                              reflect changes in the values of your new variable Annuity
                              Units.  You must give us notice at least 30 days before the due date of the first variable Annuity Payment to which the transfer will apply.

                              We reserve the right, upon notice, to limit the number of
                              transfers that can be made after variable annuity payments have begun.  If such a limit is imposed, the number of
                              transfers per Contract Year will be no less than the
                              Minimum Number of Transfers Per Contract Year shown in the
                              Transfers On Or After Annuity Commencement Date section on the Specifications Pages.

                              After the Annuity Commencement Date, transfers will not be allowed from a fixed to a variable Annuity Option, or from a variable to a fixed Annuity Option.

ICC11-VENTURE.11                                                          SAMPLE

DEFERRAL, MODIFICATION OR     We reserve the right to defer, modify or terminate the
TERMINATION OF TRANSFER       transfer privilege at any time that we are unable to
PRIVILEGE                     purchase or redeem shares of the Portfolios or when a
                              portfolio requires us to impose restrictions due to
                              violation of its short term trading policy. Transfer
                              charges and limitations are identified above and in the
                              Suspension of Payments provision in the Withdrawals
                              Provisions section.

PART 7                        WITHDRAWAL PROVISIONS
------                        ---------------------
PAYMENTS OF WITHDRAWALS       You may withdraw part or all of the Surrender Value, at any time before the earlier of the death of an Owner, the
                              Annuity Commencement Date or the Maturity Date, by sending us a Written Request.  We will pay all withdrawals within
                              seven days of receipt at the Annuities Service Center
                              subject to postponement in certain circumstances, as
                              specified below.

TOTAL WITHDRAWAL              Upon receipt of your request to withdraw the entire
                              Contract Value, we will terminate the Contract and pay you the Surrender Value.

PARTIAL WITHDRAWAL            If you request to withdraw an amount less than the
                              Surrender Value, we will pay you the amount requested and
                              deduct the Withdrawal Amount from the Contract Value.
                              Unless you specify the amount to be withdrawn from each
                              Investment Option, the Withdrawal Amount will be withdrawn from each Investment Option on a pro rata basis.

                              Partial withdrawals will reduce the Death Benefit, as
                              described in the Death Benefit section.

FREQUENCY AND AMOUNT OF       You may make as many partial withdrawals as you wish.
PARTIAL WITHDRAWALS           Limitations on the amount of partial withdrawals are as
                              follows.

                              (a)   Any withdrawal from an Investment Account must be at
                                    least equal to the Minimum Amount of Partial Withdrawal
                                    shown on the Specifications Pages or the entire balance
                                    in the Investment Account, if less.

                              (b)   If after the withdrawal, the amount remaining in the
                                    Investment Account is less than the Minimum Investment
                                    Account Balance shown on the Specifications Pages, then
                                    we will consider the withdrawal request to be a request
                                    for withdrawal of the entire amount held in the
                                    Investment Account.

                              (c)   If a partial withdrawal reduces the Contract Value to
                                    less than the Minimum Remaining Contract Value shown on
                                    the Specifications Pages, or if the amount requested is
                                    greater than or equal to the amount available as a total
                                    withdrawal, then we will treat the partial withdrawal as
                                    a total withdrawal of the Contract Value.

SUSPENSION OF PAYMENTS        We may defer the right of withdrawal from, or postpone the date of payments from, the variable Investment Accounts for any period when:  (1) the New York Stock Exchange is closed
                              (other than customary weekend and holiday closings); (2)
                              trading on the New York Stock Exchange is restricted; (3)
                              an emergency exists as a result of which disposal of
                              securities held in the Variable Account is not reasonably
                              practicable or it is not reasonably practicable to
                              determine the value of the Variable Account's net assets;
                              or (4) the Securities and Exchange Commission, by order, so permits for the protection of security holders; provided
                              that applicable rules and regulations of the Securities and
                              Exchange Commission shall govern as to whether the
                              conditions described in (2) and (3) exist.

ICC11-VENTURE.11                                                          SAMPLE

WITHDRAWAL CHARGE             If a withdrawal is made from the Contract we may assess a
                              Withdrawal Charge against Payments. The amount of the
                              Withdrawal Charge and when it is assessed is discussed
                              below.

                              (a)  A Free Withdrawal Amount may be withdrawn free of a
                                   Withdrawal Charge. The Free Withdrawal Amount is the
                                   greater of:

                                   (i)  Earnings, which for purposes of these Withdrawal
                                        Charge provisions, means the excess of the
                                        Contract Value on the date of withdrawal over the
                                        unliquidated Payments; or

                                   (ii) the excess of a. over b. where

                                             a.   equals 10% times the total Payments; and

                                             b.   equals 100% of all prior partial
                                                  withdrawals in that Contract Year.

                              (b)  Amounts will be withdrawn from the Contract in the
                                   following order for purposes of calculating the
                                   Withdrawal Charge:

                                   (i)  Earnings; then

                                   (ii) any Free Withdrawal Amount in excess of Earnings;
                                        then

                                   (iii) Payments not previously liquidated, in the order
                                        such Payments were received.

                              (c)  Payments are liquidated when the Withdrawal Amount
                                   exceeds Earnings. The amount of Payments liquidated
                                   equals

                                   (i)  the lesser of the Withdrawal Amount or the total
                                        unliquidated Payments; minus

                                   (ii) Earnings.

                              (d)  A total withdrawal will liquidate all unliquidated
                                   Payments. Any Payments liquidated may be subject to a
                                   Withdrawal Charge based on the length of time the
                                   Payment has been in the Contract. The Withdrawal Charge
                                   is determined by multiplying the amount of the Payment
                                   being liquidated by the applicable Withdrawal Charge
                                   percentage obtained from the table shown on the
                                   Specifications Pages.

                              (e)  The total Withdrawal Charge will be the sum of the
                                   Withdrawal Charges for the Payments being liquidated.

WAIVER OF WITHDRAWAL CHARGE   A Withdrawal Charge is not applied if the withdrawal is:

                              (a)  payment of the Death Benefit; or

                              (b)  due to the application of the Contract Value to an
                                   Annuity Option; or

                              (c)  taken at the Maturity Date of the Contract; or

                              (d)  a distribution required to satisfy Federal Income Tax minimum distribution requirements that apply to this
                                   Contract; or

                              (e)  a withdrawal guaranteed under certain riders attached to the Contract, as specified in the rider.

PART 8                        DEATH BENEFITS
------                        --------------
DEATH BENEFIT BEFORE ANNUITY  Prior to the Maturity Date or Annuity Commencement Date, if
COMMENCEMENT DATE             earlier, we will determine the Death Benefit as of the date on which written notice and proof of death and all required claim forms are received in Good Order at the Company's
                              Annuities Service Center as follows:

ICC11-VENTURE.11                                                          SAMPLE

                              The Death Benefit will be determined as the greater of the
                              Contract Value or the Guaranteed Minimum Death Benefit.

                              The Guaranteed Minimum Death Benefit is the sum of all
                              Payments made, less any amount deducted in connection with partial withdrawals.  For purposes of calculating the
                              Guaranteed Minimum Death Benefit, the amount deducted in
                              connection with partial withdrawals will be equal to (i)
                              times (ii), where (i) is equal to the Guaranteed Minimum
                              Death Benefit prior to the withdrawal, and (ii) is equal to the amount of the partial withdrawal divided by the
                              Contract Value prior to the partial withdrawal.

                              We will permit the Owner to limit the Death Benefit
                              option(s) to be offered any named Beneficiary, if the Owner provides written notice to the Company prior to death and
                              the desired option(s) is one provided for in this Contract.

                              Death benefit distributions prior to the Annuity
                              Commencement Date are governed by Internal Revenue Code
                              Section 72(s).  Pursuant to Section 72(s) any reference in this provision to "spouse" means a spouse as defined in
                              Section 3 of the federal Defense of Marriage Act ("DOMA").
                              Therefore a same-sex partner is not a "spouse" for purposes of the distribution provisions of this section.

                              DEATH OF ANNUITANT:  On the death of the last surviving
                              Annuitant, the Owner becomes the new Annuitant, if the
                              Owner is an individual.  If the Owner is not an individual the death of any Annuitant is treated as the death of an
                              Owner and the Death Benefit will be determined by
                              substituting the Annuitant for the Owner as described below.

                              DEATH OF OWNER:  We will pay the Death Benefit to the
                              Beneficiary if any Owner dies prior to the Maturity Date or
                              Annuity Commencement Date, if earlier.  The Death Benefit
                              may be taken in one sum immediately, in which case the
                              Contract will terminate.  If the Death Benefit is not taken in one sum immediately, the Contract will continue subject to the following provisions:

                              (a)  The Beneficiary becomes the Owner.

                              (b)  The excess, if any, of the Death Benefit over the
                                   Contract Value will be allocated to and among the
                                   Investment Accounts in proportion to their values as of
                                   the date on which the Death Benefit is determined.

                              (c)  No additional Payments may be applied to the Contract.

                              (d)  If the Beneficiary is not the deceased Owner's spouse, the entire interest in the Contract must be distributed
                                   under one of the following options:

                                   (i)  The entire interest in the Contract must be
                                        distributed over the life of the Beneficiary, or
                                        over a period not extending beyond the life
                                        expectancy of the Beneficiary, with distributions
                                        beginning within one year of the Owner's death; or

                                   (ii) the entire interest in the Contract must be
                                        distributed within 5 years of the Owner's Death,
                                        or

                                   (iii) as Annuity Payments under one of the options
                                        described in the Annuity Options section.

                                   If the Beneficiary dies before the distributions
                                   required by (i) or (ii) are complete, the entire
                                   remaining Contract Value must be distributed in a lump
                                   sum immediately.

ICC11-VENTURE.11                                                          SAMPLE

                              (e)  If the Beneficiary is the deceased Owner's spouse, the
                                   Contract will continue with the surviving spouse as the
                                   new Owner, subject to the provisions of Internal
                                   Revenue Code Section 72(s). The surviving spouse may
                                   name a new Beneficiary (and, if no Beneficiary is so
                                   named, the surviving spouse's estate will be the
                                   Beneficiary).

                                   The spouse may also elect distributions under one of
                                   the following options:

                                   (i)  the entire interest in the Contract may be
                                        distributed over the life of the Beneficiary, or
                                        over a period not extending beyond the life
                                        expectancy of the Beneficiary, with distributions
                                        beginning within one year of the Owner's death; or

                                   (ii) as Annuity Payments under one of the options
                                        described in the Annuity Options section.

                              (f)  We will waive Withdrawal Charges on any withdrawals.

                              If there is more than one Beneficiary, the foregoing
                              provisions will independently apply to each Beneficiary, to the extent of that Beneficiary's share.

DEATH BENEFIT ON OR AFTER     If Annuity Payments have been selected based on an Annuity
ANNUITY COMMENCEMENT DATE     Option providing for payments for a guaranteed period, and the Annuitant dies on or after the Annuity Commencement
                              Date, we will make the remaining guaranteed payments to the
                              Beneficiary. Any remaining payments will be made at least
                              as rapidly as under the method of distribution being used
                              as of the date of the Annuitant's death. If no Beneficiary is living, we will commute any unpaid guaranteed payments
                              to a single sum (on the basis of the interest rate used in determining the payments) and pay that single sum to the
                              estate of the last to die of the Annuitant and the
                              Beneficiary.

PROOF OF DEATH                We will require Proof of death upon the death of the
                              Annuitant or the Owner. Proof of death is one of the
                              following received at the Annuities Service Center:

                              (a)  A certified copy of a death certificate;

                              (b)  A certified copy of a decree of a court of competent
                                   jurisdiction as to the finding of death; or

                              (c)  Any other proof satisfactory to us.

PART 9                        CONTRACT MATURITY
------                        -----------------
CHANGE IN MATURITY DATE       Prior to the Maturity Date, an Owner may make a Written
                              Request to change the Maturity Date.  Any extension of the
                              Maturity Date will be subject to our prior approval and any applicable law or regulation then in effect.

OPTIONS AT MATURITY DATE      We will send You information about Your available options
                              prior to the Maturity Date.  If by the Maturity Date, you
                              do not choose an Annuity Option, make a total withdrawal of the Surrender Value, or ask us to change the Maturity Date, we will automatically pay you Annuity Payments under the
                              Annuity Option shown on the Specifications Pages and the
                              Annuity Commencement Date is considered to be the Maturity
                              Date.

                              We will provide variable Annuity Payments unless otherwise elected.  You can change the Annuity Option at any time
                              before the Annuity Commencement Date.

ICC11-VENTURE.11                                                          SAMPLE

PART 10                       ANNUITY PAYMENTS
-------                       ----------------
GENERAL                       The entire Contract Value or the entire amount of the
                              Beneficiary's portion of the Death Benefit may be applied
                              in accordance with one or more of the Annuity Options
                              described below, subject to any restrictions of Internal
                              Revenue Code section 72(s).  Once Annuity Payments
                              commence, the Annuity Option may not be changed.

                              You may select a Fixed or Variable Annuity.  We will
                              provide variable Annuity Payments unless otherwise elected.
                               Once Annuity Payments commence, the Annuity Option may not be changed.

                              The method used to calculate the amount of the initial and subsequent Annuity Payments is described below.

                              We may pay the Contract Value or Death Benefit, on the
                              Annuity Commencement Date in one lump sum if the
                              corresponding monthly income is less than $20.

VARIABLE ANNUITY PAYMENTS     We will determine the amount of the first Variable Annuity
                              Payment by applying the portion of the Contract Value used to effect a Variable Annuity (minus any applicable premium taxes) to the Annuity Option elected based on the mortality table and assumed interest rate shown in the Specifications
                              Pages.  We will provide a table of the annuity factors upon
                              Written Request.   If the current rates in use by us on the
                              Annuity Commencement Date are more favorable to you, we
                              will use the current rates.  The portion of the Contract
                              Value used to effect a Variable Annuity will be measured as of a date not more than 10 business days prior to the
                              Annuity Commencement Date.

                              Subsequent payments will be based on the investment
                              performance of one or more Subaccounts as you select.  The amount of such payments is determined by the number of
                              Annuity Units credited for each Subaccount. Such number is determined by dividing the portion of the first payment
                              allocated to that Subaccount by the Annuity Unit value for that Subaccount determined as of the same date that the
                              Contract Value used to effect Annuity Payments was
                              determined. We then multiply this number of Annuity Units
                              for each Subaccount by the appropriate Annuity Unit value
                              for each subsequent determination date, which is a
                              uniformly applied date not more than 10 business days
                              before the payment is due.

MORTALITY AND EXPENSE         We guarantee that the dollar amount of each Variable
GUARANTEE                     Annuity payment will not be affected by changes in
                              mortality and expense experience.

ANNUITY UNIT VALUE            The value of an Annuity Unit for each Subaccount for any
                              Business Day is determined as follows:

                              (a)  The net investment factor for the Subaccount for the
                                   Valuation Period ending on the Business Day for which
                                   the Annuity Unit value is being calculated is
                                   multiplied by the value of the Annuity Unit for the
                                   preceding Business Day; and

                              (b)  The result is adjusted to compensate for the interest rate used to determine the first Variable Annuity
                                   payment.

                              The dollar value of Annuity Units may increase, decrease or remain the same from one Valuation Period to the next.

ICC11-VENTURE.11                                                          SAMPLE

FIXED ANNUITY PAYMENTS        We will determine the amount of each Fixed Annuity payment by applying the portion of the Contract Value used to
                              effect a Fixed Annuity measured as of a date not more than
                              10 business days prior to the Annuity Commencement Date
                              (minus any applicable premium taxes) to the Annuity Option elected based on the mortality table and interest rate
                              shown on the Specifications Pages.  The Fixed Annuity
                              payment will not be less than that available by applying
                              the Contract Value to purchase a single premium immediate
                              annuity then offered to the same class of annuitants by us or a company affiliated with us.

                              We guarantee the dollar amount of Fixed Annuity payments.

PART 11                       ANNUITY OPTIONS
-------                       ---------------
DESCRIPTION OF ANNUITY        Option 1: Life Annuity
OPTIONS

                              a)   Life Non-Refund. We will make Annuity Payments during
                                   the lifetime of the Annuitant. No payments are due
                                   after the death of the Annuitant.

                              b)   Life with 10-Year Certain. We will make Annuity
                                   Payments for 10 years and after that during the
                                   lifetime of the Annuitant. No payments are due after
                                   the death of the Annuitant or, if later, the end of the
                                   10-year period.

                              Option 2: Joint and Survivor Life Annuity

                              The second Annuitant named shall be referred to as the
                              Co-Annuitant.

                              a)   Joint and Survivor Non-Refund. We will make Annuity
                                   Payments during the joint lifetime of the Annuitant and
                                   Co-Annuitant. Payments will then continue during the
                                   remaining lifetime of the survivor. No payments are due
                                   after the death of the last survivor of the Annuitant
                                   and Co-Annuitant.

                              b)   Joint and Survivor with 10-Year Certain. We will make
                                   Annuity Payments for 10 years and after that during the
                                   joint lifetime of the Annuitant and Co-Annuitant.
                                   Payments will then continue during the remaining
                                   lifetime of the survivor. No payments are due after the
                                   death of the survivor of the Annuitant and Co-Annuitant
                                   or, if later, the end of the 10-year period.

ALTERNATE ANNUITY OPTIONS     Instead of settlement in accordance with the Annuity
                              Options described above, you may choose an alternate form
                              of settlement acceptable to us. Once Annuity Payments
                              commence, the form of settlement may not be changed.

PART 12                       GENERAL PROVISIONS
-------                       ------------------
ENTIRE CONTRACT               The entire Contract consists of this Contract, Endorsements and Riders, if any, and the application, if one is attached to this Contract.

BENEFITS AND VALUES           The benefits and values available under this Contract are
                              not less than the minimum required by the NAIC Model
                              Variable Annuity Regulation in effect on the Contract Date.
                              We have filed a detailed statement of the method used to
                              calculate the benefits and values with the Interstate
                              Insurance Product Regulation Commission.

ICC11-VENTURE.11                                                          SAMPLE

MODIFICATION                  Only the President, a Vice President, or the Secretary of
                              the Company has authority to agree on our behalf to any
                              alteration of the Contract or to any waiver of our rights
                              or requirements. The change or waiver must be in writing.
                              We will not change or modify this Contract without your
                              consent except as may be required to make it conform to any applicable law or regulation or any ruling issued by a
                              government agency; or unless we have reserved the right to change the terms herein.

CONFORMITY WITH INTERSTATE    This Contract is approved under the authority of the
INSURANCE PRODUCT REGULATION  Interstate Insurance Product Regulation Commission (IIPRC)
COMMISSION STANDARDS          and issued under the Commission standards.  Any provision
                              of this Contract that on the provision's effective date is in conflict with the IIPRC standards for this product type as of such date is hereby amended to conform with the IIPRC standards for this product type as of the provision's
                              effective date.

CLAIMS OF CREDITORS           All benefits and payments under this Contract shall be
                              exempt from the claims of creditors to the extent permitted by law.

MISSTATEMENT AND PROOF OF     We may require proof of age or survival of any person upon
AGE OR SURVIVAL               whose age or survival any Annuity Payments or other
                              benefits provided by this Contract or any Rider attached
                              thereof depend.  If the age of the Annuitant has been
                              misstated, the benefits will be those which would have been provided for the correct age.  If we have made incorrect
                              benefit payments, we will immediately pay the amount of any underpayment.  We will deduct the amount of any overpayment from future benefit payments.

INCONTESTABILITY              This Contract is not contestable.

NON-PARTICIPATING             Your Contract is non-participating and will not share in
                              our profits or surplus earnings.  We will pay no dividends on your Contract.

REPORTS                       We provide periodic reports no less frequently than
                              annually without charge, containing the Investment Account
                              Value, the Contract Value and Death Benefit.  The report
                              will include the number of Accumulation Units credited to
                              the Variable Account, the Accumulation Unit value and the
                              dollar value of the Accumulation Unit of the Variable
                              Account no more than 4 months prior to the date of the
                              delivery of the report.    We will provide annual calendar
                              year reports concerning the status of the Contract and such information concerning required minimum distributions as is prescribed by the Commissioner of Internal Revenue.  We
                              will provide additional status reports upon request for a
                              charge not to exceed $25 per request.

CURRENCY AND PLACE OF         All payments made to or by us shall be made in the lawful
PAYMENTS                      currency of the United States of America at the Annuities
                              Service Center or elsewhere if we consent.

NOTICES AND ELECTIONS         To be effective, all notices and elections you make under
                              this Contract must be in the form of a Written Request.
                              Unless otherwise provided in this Contract, all notices,
                              requests and elections will be effective when received by
                              us at our Annuities Service Center, complete with all
                              necessary information.

GOVERNING LAW                 This Contract will be governed by the authority of the
                              Interstate Insurance Product Regulation Commission and
                              issued under the Commission standards.

SECTION 72(S)                 The provisions of this Contract shall be interpreted so as to comply with the requirements of Section 72(s) of the
                              Internal Revenue Code.

ICC11-VENTURE.11                                                          SAMPLE

PART 13                       CONTRACT TERMINATION
-------                       --------------------
CANCELLATION FOR NONPAYMENT   If, prior to the Annuity Commencement Date, no Payments
& MINIMUM ACCOUNT VALUE       have been made for two consecutive Contract Years, and if
                              both:

                              (a)  the total Payments made, less any partial withdrawals, are less then $2,000; and

                              (b)  the Contract Value at the end of such two year period is less than $2,000;

                              we may cancel this Contract and pay you the Contract Value
                              (measured as of the Valuation Period during which the
                              cancellation occurs), less the Annual Contract Fee.

OTHER                         This Contract will terminate on the earliest of :

                              (a)  receipt of your request to withdraw the entire Contract
                                   Value;

                              (b)  the date a Death Benefit is payable and the Beneficiary takes the Death Benefit as a lump sum; or

                              (c)  the date the Contract Value reduces to zero, subject to the provisions of any benefit rider attached to this
                                   Contract.

ICC11-VENTURE.11                                                          SAMPLE

JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)              (JOHN HANCOCK(R) LOGO)
HOME OFFICE:  Bloomfield Hills, MI